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                                                              EXHIBIT 10.18

                           ASSET PURCHASE AGREEMENT
                Gibraltar Mausoleum Construction Company, Inc.



THIS ASSET PURCHASE AGREEMENT is dated this 16th day of September, 1998, and is entered into between GIBRALTAR MAUSOLEUM CONSTRUCTION COMPANY, INC., a Delaware corporation, (the "Seller") and MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation, (the "Purchaser").


                             W I T N E S S E T H:

Whereas, on the date of this Agreement, the Seller is the owner and operator of a mausoleum construction business operated under the name of "Gibraltar Mausoleum Construction Co.", which business shall be referred to herein as the "Business"; and

Whereas, certain of the assets of the Business are to be sold by the Seller to the Purchaser pursuant to this Agreement and are identified in Section 1.1 below and the schedules attached hereto; and

Whereas, the parties to this Agreement also contemplate the execution and delivery of certain collateral agreements and documents described in this Agreement;

Now, Therefore, the Seller and the Purchaser agree as follows:


                                 Article One
                         Sale and Purchase of Assets

The sale and purchase of those assets hereinafter described shall be accomplished as follows:

Section 1.1. Assets To Be Sold to Purchaser. For and in consideration of the payment of the consideration set forth in Section 1.2 below and the mutual covenants and agreements herein contained, and subject to the other terms and conditions hereof, the Seller agrees to SELL, CONVEY, AND DELIVER to the Purchaser, and the Purchaser agrees to PURCHASE AND ACCEPT from the Seller, the following described assets:

(a.) That inventory, fixtures, equipment, machinery, and other personal tangible property used in the operation of the Business and listed on Exhibit "A" attached hereto;

(b.) All of the contracts for work in process of the Business as set forth on the listing attached hereto as Exhibits "B" and "C", plus or minus any changes in that work in process which result from the ordinary course of the operation of the Business subsequent to the date of the listing and until the Effective Date, as hereinafter defined; and
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(c.)  The goodwill of the Seller related to the Business, together with all lists of present, future, or former customers; all mailing lists; all business books, files, and records beneficial and useful to Purchaser in continuing the Business; all transferrable licenses and permits of the Business, if any; all customer and sales brochures, pamphlets, advertising literature, catalogs, and related buying or sales material; and all other intangibles, rights, and privileges desirable or useful to Purchaser in continuing the Business in its present form and maintaining and retaining the existing customers and goodwill of the Business, including, without limitation, the right to use the trade name Gibraltar Mausoleum Construction Co. and any related trademark, but only in connection with its construction related activities; the right, but not the obligation, to assume any other contract rights of use not specified as to any equipment or service leased, rented, or utilized in the operation of the Business; all other contract rights useful or related to the Business and rights to make claims thereunder; and all purchasing and buying rights necessary or useful for the continued operation of the Business.

(d.) Accounts Receivable as of the Effective Date, except those relating to Green Hills, Rancho Palos Verdes, California (Job No. 191-23), which amounts are set forth on Exhibit "D" attached hereto.

(e.) Rights pursuant to leases and agreements which are set forth on Exhibit "E" attached hereto.

It is specifically intended that there shall not be conveyed or sold as a part of the Business (i) any cash or cash equivalents on hand and/or held in accounts maintained by or in connection with the operation of the Business; and (ii) all of the Seller's minutes and other corporate records.

All of the assets to be sold to the Purchaser as described in this Section 1.1 shall be hereinafter collectively referred to as the "Assets."

Section 1.2. Payment of Consideration. The total purchase price for the Assets is $10,000,000.00, payable in the form of a cashier's check or wire transfer, plus the assumption of certain listed liabilities as described in Section 2.1 below and Purchaser's agreement to perform construction services for Seller under that Construction Services Agreement to be executed in conjunction herewith.

Section 1.3. Allocation of Purchase Price. The parties have agreed on the fair-market values of the various categories of Assets being sold pursuant to this Agreement, and those values are set out in Exhibit "F" attached hereto.


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                                 Article Two
                      Assumption of Certain Liabilities

Section 2.1. Liabilities Assumed. It is agreed that, as additional consideration for the conveyance of the Assets, the Purchaser shall assume all obligations to provide services and/or merchandise pursuant to the terms of the contracts listed on Exhibits "B" and "C" attached hereto for which work is in the process of completion, and Seller's obligations pursuant to leases and other contracts set forth on Exhibit "E". Purchaser's obligations shall specifically include the warranty of work it performs with respect to the contracts listed on Exhibits "B" and "C", consistent with Seller's customary construction warranty.

As to all debts, obligations, liabilities, and duties (whether fixed or contingent) of the Business which are not to be assumed by Purchaser as expressly set forth in this Section, Seller agrees that it will fully indemnify and hold Purchaser harmless from and against any loss, cost, or expense (including attorneys' fees) that Purchaser might suffer or incur in any way connected with or related to (a) any of such non-assumed obligations, liabilities, or duties, or (b) any obligations, liabilities, or duties arising solely from the operation of the Business by Seller before the Effective Date. Likewise, Purchaser agrees that it will fully indemnify and hold Seller harmless from and against any loss, cost, or expense (including attorney's fees) that it might suffer or incur in any way connected with or related to (a) any of such specifically assumed obligations, liabilities, or duties, or (b) any obligations, liabilities, or duties arising solely from operation of the Business by Purchaser after the Effective Date. It is not intended that the provisions of this Section benefit anyone that is not a party to this Agreement.

Section 2.2. Project Overruns. Upon completion of each of the projects set forth on Exhibit "B", in the event that a project is completed over estimated cost, Seller will remit to Purchaser the amount that said project exceeds the estimated cost, identified as the "1998 Revised Job Cost Estimate" on Exhibit "B". However, Seller's obligation shall be limited to an aggregate of $250,000.00 with respect to all of the projects set forth on Exhibit "B". Upon completion of a project listed on Exhibit "C", in the event that such a project is completed over estimated cost, Seller will remit to Purchaser the amount that said project exceeds the estimated cost identified as the "Job Cost Estimate B-4 Overhead 7/98" on Exhibit "C". Seller shall have the right to audit Purchaser's records and accounts prior to remitting any amount to Purchaser pursuant to this section.


                                Article Three
                        The Closing and Effective Date

Section 3.1. Closing and Effective Date. The sale and purchase of the Assets as provided in Article I hereof (the "Closing") shall occur at the offices of Seller, or at such other location as may be mutually agreed upon, on September 16, 1998. The date of the Closing is herein called the "Closing Date." At the Closing, the Seller shall execute and deliver to the Purchaser
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(a) a general warranty Bill of Sale conveying all of the Assets and (b) an
Assignment and Assumption instrument by which certain continuing rights and obligations will be assigned to and assumed by Purchaser, against payment and delivery by the Purchaser of the total purchase price therefor as set forth in
Section 1.2 hereof. In addition, the Seller shall execute and deliver to and in favor of the Purchaser such other instruments of transfer, conveyance, and assignment, in forms satisfactory to counsel for Purchaser, as shall be effective to vest good title to the Assets in Purchaser. The Seller agrees that whatever right, title, or interest it may have in or to the Assets shall be deemed fully and effectively conveyed to the Purchaser by and pursuant to the terms of the Bill of Sale and other such instruments to be executed and delivered. The Seller further agrees to take all steps as may be required to put Purchaser in actual possession and control of the Assets and to take such actions as may be necessary to allow Purchaser full and unfettered use of the trade name Gibraltar Mausoleum Construction Co., in connection with its construction related activities. All action to be taken at the Closing and all documents and instruments to be delivered in connection therewith, and all actions contemplated in Section 4.1 hereof and all documents and instruments to be delivered in connection therewith, shall be considered to have been taken or delivered simultaneously, and no such action, delivery, or payment shall be considered complete until all actions incident to the Closing, and all actions incident to the related transactions described in Section 4.1 hereof, have been completed.

It is recognized that the Seller is presently operating a mausoleum construction business as an ongoing operation, which Purchaser intends to continue operating subsequent to the Closing, and in connection therewith, the following additional agreements are made:

(a.) The "Effective Date" of the transfer of the Assets and business operations of the Business shall be as of 11:59 p.m. on September 30, 1998. Possession of all property and assets to be conveyed pursuant hereto shall be deemed delivered as of the Effective Date.

(b.) All personal property taxes and similar assessments relating to the Assets shall be prorated to the Effective Date. To the extent any party pays any expense relating to or benefitting a period of operation of the Business other than the applicable period of its ownership, it shall immediately, upon such payment and notice to the party properly owing the expense, be reimbursed therefor.

(c.)  The parties agree to cooperate with each other so that during the twelve
(12) month period after the closing there is an orderly transfer of the business operations of the Business, collection of all applicable income of each party, and payment of applicable expenses attributable to each party in accordance with the terms and conditions of this Agreement.


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                                 Article Four
                             Related Transactions

Section 4.1. Related Transactions. Also at the Closing, the Purchaser and Seller shall enter into a Construction Services Agreement wherein Purchaser will agree to perform certain construction services for Seller for a period of five
(5) years after the Effective Date. Such Agreement shall be dated as of the Closing Date and shall contain such provisions and agreements as the parties thereto shall approve prior to the Closing.


                                 Article Five
                 Representations and Warranties of the Seller

The Seller represents and warrants to and agrees with the Purchaser that:

Section 5.1. Organization and Existence of Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite corporate power to enter into and perform this Agreement.

Section 5.2. Title to Assets, Etc. The Seller is in the possession of and has good and indefeasible title to all of the Assets, free and clear of all liens, mortgages, security interests, encumbrances, and restrictions, including any conditional sale or other title retention agreements, except:

(a.)  liens for any taxes not yet due and payable;

(b.) minor defects and irregularities that do not impair the use thereof for the purposes for which they are held.

Section 5.3. Furniture, Machinery and Equipment. All items of those fixtures, machinery, and equipment listed on Exhibit "A" attached hereto are in good operating condition, in a state of reasonable maintenance and repair, and free from any known defects.

Section 5.4. Contracts. Each contract or agreement, the liability for which is to be assumed by Purchaser pursuant to Section 2.1 above, if any, and/or which will otherwise accrue to the benefit of Purchaser as a result of the consummation of the transaction contemplated herein, is in full force and effect and neither Seller (nor to the best knowledge of Seller, any other party thereto) is in default to any degree with respect to its obligations thereunder. Except for those to be so assumed by the Purchaser or as otherwise expressly disclosed to the Purchaser in writing, there are no other contracts or agreements of any kind to which the Seller is a party in any way related to or arising from the operation of the Business or that affects the continued operation of the Business in its present form in any way.

Section 5.5. Brokers. The Seller is not a party to or in any way obligated under any broker's contract or other such agreement, and there are no outstanding claims against Seller for the payment of any broker's or finder's fee in connection with the origins, negotiation, execution, or performance of this Agreement.
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Section 5.6.  Authority of the Seller.  The execution, delivery, and performance by the Seller of this Agreement and all other agreements ancillary hereto to which it will be a party have been duly and effectively authorized by the Board of Directors of the Seller and by the Executive Committee of the Board of Directors of Service Corporation International, and no further corporate action is necessary on the part of the Seller to make this Agreement and such other agreements valid and binding upon the Seller in accordance with their respective terms. The Closing of the transactions contemplated by this Agreement will not result in any breach of, violation of, or default under the Articles of Incorporation or Bylaws of Seller or any judgment, decree, mortgage, agreement, indenture, or other instrument applicable to Seller.

Section 5.7 Environmental Legal and Regulatory Compliance. To the best of Seller's knowledge, Seller has operated and is presently operating, in substantial compliance with all applicable federal, state and local statutes and regulations, including environmental statutes and regulations.


                                 Article Six
               Representations and Warranties of the Purchaser

The Purchaser represents and warrants to and agrees with the Seller that:

Section 6.1. Organization and Existence of Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Pennsylvania, with all requisite corporate power to enter into and perform this Agreement.

Section 6.2. Brokers. The Purchaser is not a party to or in any way obligated under any broker's contract or other agreement, and there are no outstanding claims against Purchaser for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement.

Section 6.3. Authority. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements ancillary hereto to which it will be a party have been duly and effectively authorized by the Board of Directors of the Purchaser, and no further corporate action is necessary on the part of the Purchaser to make this Agreement and such other agreements valid and binding upon the Purchaser in accordance with their respective terms. The closing of the transactions contemplated by this Agreement will not result in any breach of, violation of, or default under the articles of incorporation or bylaws of Purchaser or any judgment, decree, mortgage, agreement, indenture, or other instrument applicable to Purchaser.


                                Article Seven
                           Covenants of the Parties

The Seller covenants with the Purchaser that:
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Section 7.1.  Conduct of Business.  Except as specifically contemplated in this
Agreement, from the date of this Agreement to the Closing, the Business and all of its financial affairs will be conducted only in the ordinary course.

Section 7.2. Access to Information. The Seller will, prior to the Closing, give to the Purchaser, its counsel, accountants, engineers, and other representatives, full and free access to all properties, books, contracts, commitments, and records of the Business related to the Assets so that the Purchaser may have full opportunity to make such investigation and examination as it shall desire to make of the affairs and properties of the Business, provided that such investigation and examination shall not unreasonably interfere with the continued operations of the Business.

Section 7.3. Preservation of Goodwill. The Seller will use its best efforts to preserve the business organization of the Business, and, both prior and subsequent to the Closing, to preserve for the Purchaser the goodwill of all suppliers, customers, and others having or potentially having business relations with the Business.

Section 7.4. Further Assurances. From time to time at the request of the Purchaser and without further consideration, the Seller will execute and deliver those additional instruments of conveyance and transfer and take such other actions as the Purchaser may reasonably require to more effectively convey, assign, transfer, and deliver the Assets to the Purchaser and otherwise carry out the terms of this Agreement.

Section 7.5. Communications. Neither before nor after the Closing shall the Seller issue or present any statement or release to anyone, including any members of the press, regarding the transactions contemplated by this Agreement without the written approval of Purchaser.

Section 7.6. Collection of Receivables. Any post-Effective Date collections of the accounts receivable of the Business as of the Effective Date, which are herein expressly to be retained by Seller, shall be made by Purchaser in the ordinary course of the continued operation of the Business, and the amounts so collected for the benefit of the Seller shall be remitted by the Purchaser to the Seller on a periodic basis (at least monthly) after the Effective Date.


                                Article Eight
                  Conditions to Obligations of the Purchaser

The obligations of the Purchaser under this Agreement shall, at its option, be subject to the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Purchaser:
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Section 8.1.  Seller's Representations and Warranties True at Closing.  The
Purchaser shall not have discovered any material error, misstatement, or omission in the representations and warranties made by the Seller in Article V hereof; the representations and warranties made by the Seller herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; and the Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with at or before the Closing.

Section 8.2. Approval by Counsel. All actions, proceedings, instruments, and documents required to carry out the transactions contemplated by this Agreement or incidental thereto, and all other related legal matters, shall have been approved by legal counsel for the Purchaser, and such counsel shall have been furnished with those copies of actions and proceedings and all other instruments and documents that it has reasonably requested. There shall have been delivered to Purchaser's counsel (a) a copy of the Seller's charter, including all amendments thereto, certified by the Secretary of State or other appropriate official of the State of Delaware, (b) a copy of the Bylaws of the Seller, certified by the Secretary of Seller as being true and correct and in effect on the Closing Date, (c) a certificate from the Secretary of State or other appropriate official of the State of Delaware to the effect that the Seller is in good standing and subsisting in such jurisdiction, and (d) a certificate as to the tax good standing or other status of the Seller from the appropriate Delaware official dated no later than fifteen (15) days prior to the Closing Date.

Section 8.3. No Damage or Destruction. Prior to the Closing, there shall not have occurred any casualty to any inventory, fixture, equipment, or machinery used in the Business, as a result of which the monetary amount of damage or destruction aggregates at least $5,000.00. Additionally, there shall have been no changes in the properties or operations of the Business that would have a materially adverse effect on the value of the Business, its properties, and/or the Assets.

Section 8.4.  Related Transactions.  All related transactions contemplated by
Section 4.1 of this Agreement shall have been consummated to Purchaser's satisfaction.

Section 8.5. Ownership of Assets. The Purchaser shall be satisfied that, after the consummation of the transactions contemplated by this Agreement, the Purchaser will have sole ownership of all of the Assets and that there shall exist no potential for any claim by any third person of an ownership interest in the Assets.


                                 Article Nine
                   Conditions to Obligations of the Seller

The obligations of the Seller under this Agreement shall, at its option, be subject to the following conditions, any one or more of which may be waived, in whole or in part, in writing by the Seller:
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Section 9.1.  Purchaser's Representations and Warranties True at Closing.  The
Seller shall not have discovered any material error, misstatement, or omission in the representations and warranties made by the Purchaser in Article Six hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing, and shall then be true in all material respects; and the Purchaser shall have performed and complied with all agreements and conditions required in this Agreement to be performed or complied with by it at or before the Closing.

Section 9.2. Approval by Counsel. All actions, proceedings, instruments, and documents required to carry out the transactions contemplated by this Agreement or incidental thereto, and all other related legal matters, shall have been approved by legal counsel for the Seller, and such counsel shall have been furnished with those copies of actions and proceedings and all other instruments and documents that it has reasonably requested.

Section 9.3.  Related Transactions.  All related transactions contemplated by
Section 4.1 of this Agreement shall have been consummated to Seller's satisfaction.


                                 Article Ten
                        Indemnification by the Seller

Section 10.1. Indemnification by Seller. The Seller shall and hereby agrees to indemnify and hold harmless the Purchaser, its successors, assigns, officers, and directors, from and against any loss, cost, damage, deficiency, liability, or expense (including reasonable attorneys' fees) caused by or arising out of:

(a.) any breach or default in the performance by the Seller of any covenant or agreement of the Seller contained in this Agreement;

(b.) any breach of warranty or inaccurate or erroneous representation made by the Seller herein or in any schedule hereto or in any certificate or other instrument delivered by or on behalf of the Seller pursuant hereto;

(c.) the failure of the Seller to fully pay and discharge as and when the same are due the obligations, liabilities, and/or duties relating to or arising from the Business not to be assumed by the Purchaser as described above;

(d.) any violation or claimed violation of any statute, rule, regulation, ordinance, order, or other law, which violation or claimed violation occurred prior to the Effective Date;

(e.) to any applicable extent, the non-compliance by the parties with the bulk sales laws of the State of Texas; and

(f.) any liability arising out of any or all actions, suits, settlements, proceedings, claims, demands, assessments, judgments, costs, and expenses (including reasonable attorneys' and accounting fees) incident to any of the
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The Seller shall reimburse the Purchaser an amount satisfactory to compensate the Purchaser for any liability, obligation, claim, or adverse result arising from an event or circumstance to which the foregoing indemnities relate. In addition to any remedies that Purchaser may otherwise be entitled to by law, if the Seller shall become obligated to indemnify the Purchaser pursuant to the terms hereof, the Purchaser shall, at its option and without prejudice to any right of the Purchaser to proceed directly against the Seller, be entitled to immediately setoff all or any part of the amount of such indemnity against any sums owing to the Seller under any agreement with the Purchaser or any of its affiliates, to be entered into between the Seller and Purchaser as referenced above. The proper, good faith, exercise of any such right of setoff, after adequate notice to Seller and reasonable efforts to resolve any claim, by the Purchaser hereunder shall not constitute a default under the terms of any such agreement.


                                Article Eleven
                         Indemnification by Purchaser

Section 11.1. Indemnification by Purchaser. The Purchaser shall and hereby agrees to indemnify and hold harmless the Seller, its affiliates, successors, assigns, officers, and directors, from and against any loss, cost, damage, deficiency, liability, or expense (including reasonable attorneys' fees) caused by or arising out of:

(a.) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement;

(b.) any breach of warranty or inaccurate or erroneous representation made by Purchaser herein or in any schedule hereto or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto;

(c.) the failure of the Purchaser to fully pay and discharge as and when same are due the obligations, liabilities, and/or duties relating to or arising from the Business which are expressly to be assumed by the Purchaser as described above;

(d.) any violation or claimed violation of any statute, rule, regulation, ordinance, order, or other law, which violation or claimed violation occurs after the Effective Date; and

(e.) any liability arising out of any or all actions, suits, settlements, proceedings, claims, demands, assessments, judgments, costs, and expenses (including reasonable attorneys' and accounting fees) incident to any of the foregoing.

The Purchaser shall reimburse the Seller an amount satisfactory to compensate the Seller for any liability, obligation, claim, or adverse result arising from an event or circumstance to which the foregoing indemnities relate. In addition to any remedies that the Seller may otherwise be entitled to by law, if the Purchaser shall become obligated to indemnify the Seller pursuant to the terms hereof, the Seller shall, at its option and without prejudice to any right of the Seller to proceed directly against the Purchaser,
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be entitled to immediately setoff all or any part of the amount of such indemnity against any sums owing to the Purchaser under any agreement with Seller or any of its affiliates, to be entered into between Purchaser and Seller as referenced above. The proper, good faith, exercise of any such right of setoff, after adequate notice to the Purchaser and reasonable efforts to resolve any claim, by the Seller hereunder shall not constitute a default under the terms of any such agreement.


                                Article Twelve
                               Confidentiality

Purchaser acknowledges that, in the course of Purchaser's involvement with the Business and in the course of Purchaser's association with the Seller, Purchaser has received and learned and will receive and learn of trade secrets, lists of customers, and other confidential information which Seller desires and intends to protect. Purchaser acknowledges that, among other things, the management methods, operating techniques, procedures, and methods; customer lists; collection procedures; pricing structures; and financial reports, including results of operations of Seller, are confidential. Purchaser agrees not to reveal or divulge to anyone not affiliated with Purchaser any such confidential information or trade secrets so long as the confidential or secret nature of such information shall continue (which shall be continually presumed by Seller, unless given written directive otherwise by Purchaser), unless specifically required to do so by law or by court order. Purchaser further agrees not to use any such confidential information or trade secrets in competing with Seller at any time during or after the Effective Date. Notwithstanding the provisions in the foregoing, Purchaser and Seller shall each be permitted to comply with their respective reporting requirements to the Securities and Exchange Commission without any prior disclosure or consent from the other party.


                               Article Thirteen
                                Miscellaneous

Section 13.1. Good Faith Efforts. All parties hereto agree to make reasonable, good-faith efforts to carry out all of the terms of this Agreement, to satisfy the conditions to their respective obligations as set forth in Articles Eight and Nine hereof, and to effect the Closing as contemplated herein.

Section 13.2. Expenses. The Seller and the Purchaser shall each pay its own expenses (including, without limitation, attorneys' and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

Section 13.3. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered, (ii) three (3) days after the date same is mailed, first class, registered or certified mail, postage prepaid, or (iii) when delivered by an overnight delivery service (including United States Express Mail), with receipt acknowledged, and with all charges prepaid by the sender addressed as provided in this section.

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Notices shall be directed as follows:

(1)  If to the Seller, to:
Gibraltar Mausoleum Construction Company, Inc.
1929 Allen Parkway
Houston, Texas  77019
Attn:  General Counsel


(2)  If to the Purchaser, to:
Matthews International Corporation
1315 West Liberty Avenue
Pittsburgh, Pennsylvania  15226
Attn:  David J. DeCarlo

or to such other address as shall be given by like method by any party to the other party hereto.

Section 13.4. Assignment. This Agreement may not be assigned by any party hereto without the consent of the other party hereto; provided, however, that the rights and/or obligations of the Seller as contained in this Agreement or any other agreement or instrument executed and delivered in connection with the consummation of the transaction contemplated hereby may be assigned by it in whole or in part to (i) any successor to Seller in any or all of the Assets or operations of the Business or (ii) any other corporation or entity which is wholly owned or controlled by SERVICE CORPORATION INTERNATIONAL, provided that in either case, Purchaser shall not thereby be relieved of its obligations hereunder.

Section 13.5. Successors Bound. Subject to the provisions of Section 13.4, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13.6. Headings and Schedules. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits attached hereto, and all information set forth therein, are fully incorporated into the terms of this Agreement by this reference for all purposes as though fully set forth at length herein.

Section 13.7. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

Section 13.8. Entire Agreement. This Agreement and the schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto and supersede all prior oral and written negotiations, understandings, and communications with respect to the subject matter hereof.
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Section 13.9.  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 13.10.Governing Law. This Agreement shall be construed and enforced under and in accordance with and governed by the law of Texas.

Section 13.11. Attorneys' Fees and Specific Performance. In the event of any controversy, claim, or dispute between or among any of the parties hereto arising out of or relating to this Agreement or any default or breach or alleged default or breach hereof, each party shall pay its own attorneys' fees and costs associated with any such action. If any party hereto shall be joined as a party in any judicial, administrative, or other legal proceeding arising from or incidental to any obligation, conduct, or action of another party hereto, the party so joined shall be entitled to be reimbursed by the other party for its reasonable attorneys' fees and costs associated therewith. The parties agree that damages for breach of the agreements and covenants contained herein will be inadequate and that each of the parties shall be entitled to specific performance, injunctive relief, or both.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the 16th day of September, 1998.



SELLER:                                  PURCHASER:

GIBRALTAR MAUSOLEUM                      MATTHEWS INTERNATIONAL
CONSTRUCTION COMPANY, INC.               CORPORATION, a Pennsylvania
A Delaware corporation                   corporation


By:    Curtis G. Briggs                  By:    D.J. DeCarlo
   ---------------------------              ------------------------------
Name:  Curtis G. Briggs                  Name:  D.J. DeCarlo
     -------------------------                ----------------------------
Title:   Secretary                       Title: President, Bronze Division
      ------------------------                 ---------------------------



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